PRESS RELEASE

Acquisitions Contact:	Media Contact:

Mark D. Engstrom EVP — Acquisitions Healthcare Trust of America, Inc. 480.998.3478 markengstrom@htareit.com	Claire Koeneman President Financial Relations Board 312.640.6745 ckoeneman@mww.com

Healthcare Trust of America, Inc. executes Agreement to acquire a 108,500 SF Medical
Office Building located in Spartanburg, South Carolina

Scottsdale, Arizona (November 12, 2009) – Healthcare Trust of America, Inc. (the “REIT”), a self-managed, non-traded, real estate investment trust, announced the execution of a Purchase and Sale Agreement (the “Agreement”) to acquire a medical office building located in Spartanburg, South Carolina for approximately $16,250,000. The closing of the acquisition is subject to a number of conditions.

The approximate 108,500 SF Mary Black Medical Office Building is located on the campus of Mary Black Memorial Hospital and is attached to the hospital. Sixty-five percent of the 3-year old medical office building is leased on a long-term basis to the Mary Black Health System. The Mary Black Health System operates approximately 209 acute licensed beds and has approximately 386 active physicians on their medical staff. Mary Black Health System is part of the Community Health System in Brentwood, Tennessee.

“This acquisition allows us to continue the growth we started in the South Carolina marketplace in September with a strategically located on-campus property that has significant tenant occupancy,” stated Mark D. Engstrom, the REIT’s Executive Vice President of Acquisitions.

For more information on Healthcare Trust of America, Inc. and to download the current prospectus, please visit www.htareit.com.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. is a self-managed, publicly registered, non-traded, real estate investment trust. The REIT has made 45 geographically diverse acquisitions valued at approximately $1.2 billion based on purchase price, which includes 154 buildings and one real estate-related asset, as of October 31, 2009. The REIT’s portfolio totals approximately 6.4 million square feet, and includes 137 medical office buildings, four hospitals, 9 skilled nursing and assisted living facilities and four other office buildings located in 19 states, including: Arizona, California, Colorado, Florida, Georgia, Indiana, Kansas, Minnesota, Missouri, New Hampshire, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Wisconsin.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements with respect to the growth and value of the REIT’s portfolio and the value that the Mary Black Medical Office Building adds to the REIT. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the acquisition of the Mary Black Medical Office Building may not be completed if the conditions to closing are not satisfied; the strength and financial condition of the property; the strength and financial condition of the tenants; uncertainties relating to the local economy of the Spartanburg, South Carolina area; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of the REIT’s investment strategy; and other risk factors as outlined in the REIT’s prospectus, as amended from time to time, and as detailed from time to time in the REIT’s periodic reports, as filed with the Securities and Exchange Commission.